UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2017, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $450,000,000 aggregate principal amount of 2.950% Collateral Trust Bonds due 2024 (the “Bonds”). The transaction closed on February 7, 2017.

Copies of the Underwriting Agreement and the Form of Global Certificate for the Bonds are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated: February 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 31, 2017, by and among the Company and MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named on Schedule I thereto.
4.1	Form of the Global Certificate for the Bonds.
5.1	Opinion of Hogan Lovells US LLP regarding legality of the Bonds.
8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters in connection with the issuance and sale of the Bonds.
23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1).